As filed with the Securities and Exchange Commission on March 21, 2019

Registration No. 333-224557

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6153 (Primary Standard Industrial Classification Code Number)	36-4608739 (I.R.S. Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401

Jacksonville, Florida 32258

(302) 752-2688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel M. Wallach

Chief Executive Officer

13241 Bartram Park Blvd., Suite 2401

Jacksonville, Florida 32258

(302) 752-2688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Michael K. Rafter, Esq.

Erin Reeves McGinnis, Esq.

Nelson Mullins Riley & Scarborough LLP

Atlantic Station

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

Telephone: (404) 322-6000

Facsimile: (404) 322-6050

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Fixed Rate Subordinated Notes	$70,000,000	$3,735

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).
(2)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $40 million of unsold securities that have been previously registered. The securities being carried forward to this Registration Statement reduced the amount of fees due from $8,715 to $3,735. Of this $3,735 due, the registrant previously paid $2,241 when the registrant filed its initial Registration Statement on Form S-1 on May 1, 2018, and the registrant paid the remaining $1,494 when it filed Amendment No. 1 to the Registration Statement on Form S-1 on September 18, 2018.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-203707) initially filed by the Registrant on April 29, 2015 (the “Prior Registration Statement”). The Prior Registration Statement registered securities with a maximum offering price of $70 million for sale pursuant to the Registrant’s offering, and included securities that remained unsold from the Issuer’s initial Registration Statement on Form S-1 (File No. 333-181360) filed by the Registrant on May 11, 2012. Of the amount being registered by this Registration Statement, $40 million of unsold securities from the Prior Registration Statement is being carried forward to this Registration Statement and the filing fees paid with respect to the prior registration of the unsold securities is being used to offset filing fees that would otherwise be due in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As of March 4, 2019 we have issued Notes with an aggregate principal amount of approximately $26 million under the Prior Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to Registration Statement on Form S-1 (Commission File No. 333-224557) is being filed solely to file Exhibit 5.1. This Amendment No. 3 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$3,735
Legal Fees and Expenses	247,750
Accounting Fees and Expenses	20,000
Printing and Engraving Expenses	5,000
Blue Sky Fees and Expenses	66,000
Trustee Fees	70,000
Total*	$412,485

* Assumes the maximum offering amount is raised. To date, the Registrant has incurred approximately $376,000 in offering expenses.

Item 14.	Indemnification of Directors and Officers.

None of the Registrant’s managers nor its officers shall be liable to the Registrant or any other manager or officer for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such person in good faith and with the belief that such action or omission is in, or not opposed to, the best interest of the Registrant, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct by such person.

To the fullest extent permitted by Delaware law, the Registrant shall indemnify, hold harmless, defend, pay and reimburse each of its managers and its officers against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims to which such person may become subject by reason of:

(i) Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Registrant, any of its members or any direct or indirect subsidiary of the foregoing in connection with the business of the Registrant; or

(ii) The fact that such person is or was acting in connection with the business of the Registrant as a partner, member, stockholder, controlling affiliate, manager, director, officer, employee or agent of the Registrant, any of its members, or any of their respective controlling affiliates, or that such person is or was serving at the request of the Registrant as a partner, member, manager, director, officer, employee or agent of any person including the Registrant or any subsidiary of the Registrant;

provided, that (x) such person acted in good faith and in a manner believed by such person to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (y) such person’s conduct did not constitute fraud, gross negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such person’s conduct was unlawful, or that the person’s conduct constituted fraud, gross negligence or willful misconduct.

The Registrant shall promptly reimburse (and/or advance to the extent reasonably required) each of its managers and its officers for reasonable legal or other expenses (as incurred) of such person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any losses for which such person may be indemnified; provided, that if it is finally judicially determined that such person is not entitled to the indemnification, then such person shall promptly reimburse the Registrant for any reimbursed or advanced expenses.

II-1

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant may maintain liability insurance, which insures against liabilities that its managers or its officers may incur in such capacities.

Item 15.	Recent Sales of Unregistered Securities.

Issuances of Series B Cumulative Redeemable Preferred Units

As of March 31, 2018, the Hoskins Group (consisting of Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins) owns a total of 12.4 Series B cumulative preferred units (“Series B Preferred Units”), which the Registrant issued for a total of $1,240,000. Of that total, 0.9, 1.4, and 0.1 Series B Preferred Units were issued to the Hoskins Group during 2017, 2016, and 2015, respectively, pursuant to an agreement whereby the Hoskins Group agreed to purchase 0.1 Series B Preferred Units upon each closing of a lot sale in the subdivisions in which the Registrant lends the Hoskins Group development funds.

The proceeds received from the sale of the Series B Preferred Units in these transactions were used for the funding of construction loans. The transactions in Series B Preferred Units described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the buyer represented to the Registrant that the buyer is an “accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Series B Preferred Units.

Issuances of Series C Cumulative Redeemable Preferred Units

The Registrant issued 4.4 series C cumulative preferred units (“Series C Preferred Units”) on March 16, 2017 to an investor for a purchase price of $440,000. The Registrant issued approximately 5.637 Series C Preferred Units on April 14, 2017 to an investor for a purchase price of $563,756.30. Investors in the Series C Preferred Units may elect to reinvest their distributions in additional Series C Preferred Units (the “Series C Reinvestment Program”). Pursuant to the Series C Reinvestment Program, the Registrant issued a total of 1.6 additional Series C Preferred Units from March 31, 2017 to June 30, 2018 for a total purchase price of $722,600. On July 31, 2018, the Registrant redeemed all of the then-outstanding Series C Preferred Units.

On August 1, 2018, the Registrant issued 12 Series C Preferred Units to Daniel M. Wallach, the Registrant’s chief executive officer and chairman of its board of managers, and his wife, Joyce S. Wallach, for the total purchase price of $1,200,000.

On August 30, 2018, the Registrant sold two of its Series C Preferred Units to two investors, for the total price of $200,000.

On October 31, 2018, the Registrant sold four of its Series C Preferred Units to an investor for the total price of $400,000.

On November 14, 2018, the Registrant sold one of its Series C Preferred Units to an investor for the total price of $100,000.

On November 16, 2018, the Registrant sold four of its Series C Preferred Units to an investor for the total price of $400,000.

II-2

The proceeds received from the sale of the Series C Preferred Units in these transactions were used for the funding of construction loans. The transactions in Series C Preferred Units described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the buyer represented to the Registrant that the buyer is an “accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Series C Preferred Units.

Senior Subordinated Promissory Note of September 29, 2016

On September 29, 2016, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $278,751. This Senior Subordinated Promissory Note bears interest at the rate of 1% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Senior Subordinated Promissory Note of March 26, 2018

On March 26, 2018, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $400,000 to a family member of one of the Registrant’s executive officers. This Senior Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Senior Subordinated Promissory Note of March 30, 2018

On March 30, 2018, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of approximately $728,887. This Senior Subordinated Promissory Note bears interest at the rate of 1.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used to repay promissory notes previously issued to the same investor and for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of December 23, 2015

On December 23, 2015, the Registrant issued a Subordinated Promissory Note in the principal amount of $100,000. This Subordinated Promissory Note bore interest at the rate of 7.9% per annum, based upon actual days outstanding and a 365/366 day year, and was repaid on June 24, 2017.

II-3

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of April 15, 2016

On April 15, 2016, the Registrant issued a Subordinated Promissory Note in the principal amount of $100,000. This Subordinated Promissory Note bears interest at the rate of 10% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of June 24, 2017

On June 24, 2017, the Registrant issued a Promissory Note in the principal amount of approximately $112,550. This Promissory Note bears interest at the rate of 10.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Promissory Note were used to repay the principal amount of the Subordinated Promissory Note issued of December 23, 2015 and described above. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of February 8, 2018

On February 8, 2018, the Registrant issued a Subordinated Promissory Note in the principal amount of $1,125,000. This Subordinated Promissory Note bears interest at the rate of 7.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Junior Subordinated Promissory Note of September 29, 2016

On September 29, 2016, the Registrant issued a Junior Subordinated Promissory Note in the principal amount of $173,290. This Junior Subordinated Promissory Note bears interest at the rate of 20% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Junior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

II-4

Junior Subordinated Promissory Note of March 30, 2018

On March 30, 2018, the Registrant issued a Junior Subordinated Promissory Note in the principal amount of approximately $416,888. This Junior Subordinated Promissory Note bears interest at the rate of 22.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Junior Subordinated Promissory Note were used to repay promissory notes previously issued to the same investor and for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.	Name of Exhibit
3.1	Certificate of Conversion, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
3.2	Certificate of Formation, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
3.3	Second Amended and Restated Operating Agreement, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on November 13, 2017, Commission File No. 333-203707
4.1**	Form of Indenture Agreement (including Form of Note)
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) as to the legality of securities
10.1	Subordinated Promissory Note dated December 29, 2010 between 84 Financial L.P. and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.2	Credit Agreement dated December 30, 2011 by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC and Mark L. Hoskins, incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.3	Open-End Mortgage dated December 30, 2011 between Benjamin Marcus Homes, L.L.C. and Shepherd’s Finance, LLC, related to the Hamlets of Springdale, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.4	Open-End Mortgage dated December 30, 2011 between Investor’s Mark Acquisitions, LLC and Shepherd’s Finance, LLC, related to the Tuscany Subdivision, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.5	Commercial Guaranty dated December 30, 2011 by Mark L. Hoskins, Investor’s Mark Acquisitions, LLC, and Benjamin Marcus Homes, L.L.C. in favor of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

II-5

Exhibit No.	Name of Exhibit
10.6	Amended and Restated Commercial Pledge Agreement dated December 30, 2011 by Investor’s Mark Acquisitions, LLC and Benjamin Marcus Homes, L.L.C. in favor of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.7	Assignment, Assumption, Amendment, and Restatement of Mortgage dated December 30, 2011 between 84 Financial L.P., Shepherd’s Finance, LLC, and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.8	Assignment, Assumption, and Amendment of Promissory Note dated December 30, 2011 between 84 Financial L.P., Shepherd’s Finance, LLC, and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.9	Promissory Note dated December 30, 2011 from Shepherd’s Finance, LLC to 2007 Daniel M. Wallach Legacy Trust, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.10	Promissory Note dated December 30, 2011 from Shepherd’s Finance, LLC to Daniel M. Wallach and Joyce S. Wallach, incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.11	Commercial Pledge Agreement dated December 30, 2011 by Shepherd’s Finance, LLC in favor of 2007 Daniel M. Wallach Legacy Trust and Daniel M. Wallach and Joyce S. Wallach, incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.12	Amendment of Promissory Note dated January 31, 2012 between Shepherd’s Finance, LLC and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.13	First Amendment to Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC and Mark. L. Hoskins, dated December 26, 2012, incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 8, 2013, Commission File No. 333-181360
10.14	Subordination of Mortgage dated September 27, 2013 between Benjamin Marcus Homes, L.L.C., Shepherd’s Finance, LLC, and United Bank, Inc., incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014, Commission File No. 333-181360
10.15	Sixth Amendment to Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins, dated March 27, 2014, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on April 2, 2014, Commission File No. 333-181360
10.16	Series B Cumulative Redeemable Preferred Unit Purchase Agreement dated December 31, 2014 between Shepherd’s Finance, LLC and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on January 6, 2015, Commission File No. 333-181360
10.17	Seventh Amendment to Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins, dated December 31, 2014, incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on January 6, 2015, Commission File No. 333-181360
10.18	Loan Purchase and Sale Agreement dated as of April 28, 2015 between Shepherd’s Finance, LLC and Seven Kings Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on May 5, 2015, Commission File No. 333-181360
10.19	First Amendment to the Loan Purchase and Sale Agreement by and between Shepherd’s Finance, LLC and S.K. Funding, Inc., dated November 19, 2015, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on November 24, 2015, Commission File No. 333-203707

II-6

Exhibit No.	Name of Exhibit
10.20	Series B Cumulative Preferred Unit Purchase Agreement by and between Shepherd’s Finance, LLC and Investor’s Mark Acquisitions, LLC, dated December 28, 2015, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on December 31, 2015, Commission File No. 333-203707
10.21	Tenth Amendment to the Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins, dated December 28, 2015, incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on December 31, 2015, Commission File No. 333-203707
10.22	Second Amendment to the Loan Purchase and Sale Agreement by and between Shepherd’s Finance, LLC and S.K. Funding, LLC, dated as of February 19, 2016, incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed on February 25, 2016, Commission File No. 333-203707
10.23	Assignment of Mortgage from Shepherd’s Finance, LLC to S.K. Funding, LLC, dated June 30, 2016, incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on July 7, 2016, Commission File No. 333-203707
10.24	Eleventh Amendment to Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., and Investor’s Mark Acquisitions, LLC, dated as of July 20, 2016, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on July 25, 2016, Commission File No. 333-203707
10.25	Loan Purchase and Sale Agreement between Shepherd’s Finance, LLC and Builder Finance, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on February 10, 2017, Commission File No. 333-203707
10.26	Confirmation Agreement between Shepherd’s Finance, LLC, 1st Financial Bank USA, and Builder Finance, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on February 10, 2017, Commission File No. 333-203707
10.27	Sixth Amendment to the Loan Purchase and Sale Agreement between Shepherd’s Finance, LLC and S.K. Funding, LLC, dated as of July 24, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on July 27, 2017, Commission File No. 333-203707
10.28	Line of Credit Agreement between Shepherd’s Finance, LLC and Paul Swanson, dated as of October 23, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on October 27, 2017, Commission File No. 333-203707
10.29	Collateral Assignment of Notes and Documents from Shepherd’s Finance, LLC to Paul Swanson, dated as of October 23, 2017, incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed on October 27, 2017, Commission File No. 333-203707
10.30	Master Loan Modification Agreement between Shepherd’s Finance, LLC and Paul Swanson, dated as of April 11, 2019, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on April 18, 2018, Commission File No. 333-203707
10.31	Unsecured Promissory Note from Shepherd’s Finance, LLC to Paul Swanson, dated as of October 23, 2017 and April 13, 2018, incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on April 18, 2018, Commission File No. 333-203707
10.32	Secured Promissory Note from Shepherd’s Finance, LLC to Paul Swanson, dated as of October 23, 2017 and April 12, 2018, incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on April 18, 2018, Commission File No. 333-203707
10.33	Agreement between Shepherd’s Finance, LLC and 1333 Vista Drive, LLC, dated April 27, 2018, incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on May 3, 2018, Commission File No. 333-203707
10.34	Deed in Lieu of Foreclosure Agreement between Shepherd’s Finance, LLC and 1333 Vista Drive, LLC, dated April 27, 2018, incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed on May 3, 2018, Commission File No. 333-203707

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Exhibit No.	Name of Exhibit
10.35	Warranty Deed in Lieu of Foreclosure from 1333 Vista Drive, LLC in favor of Shepherd’s Finance, LLC, dated April 27, 2018, incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, filed on May 3, 2018, Commission File No. 333-203707
10.36	First Amendment to Promissory Note among Shepherd’s Finance, LLC and Daniel M. Wallach and Joyce S. Wallach, dated June 14, 2018, incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2018, Commission File No. 333-203707
10.37	First Amendment to Promissory Note among Shepherd’s Finance, LLC and 2007 Daniel M. Wallach Legacy Trust, dated June 14, 2018, incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2018, Commission File No. 333-203707
10.38	Loan Modification Agreement by and between Shepherd’s Finance, LLC and Paul Swanson, dated as of December 27, 2018, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 2, 2019, Commission File No. 333-203707
21.1	Subsidiaries of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K, filed on March 8, 2013, Commission File No. 333-181360
23.1**	Consent of Carr, Riggs & Ingram, LLC
23.2	Consent of Nelson Mullins (included in Exhibit 5.1)
24.1**	Power of Attorney from Kenneth R. Summers and Eric A. Rauscher to Daniel M. Wallach
25.1**	Statement of Eligibility of Trustee

* Filed herewith.

** Filed previously.

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(b) Financial Statements: The following financial statements are filed as part of this registration statement and included in the prospectus:

Consolidated Financial Statements:

Audited Financial Statements

(1) Report of Independent Registered Public Accounting Firm on Financial Statements

(2) Consolidated Balance Sheets as of December 31, 2017 and 2016

(3) Consolidated Statements of Operations for the Years Ended December 31, 2017 and 2016

(4) Consolidated Statements of Changes in Members’ Capital for the Years Ended December 31, 2017 and 2016

(5) Consolidated Statements of Cash Flows for the Years Ended December 31, 2017 and 2016

(6) Notes to Consolidated Financial Statements

Unaudited Financial Statements

(1) Interim Condensed Consolidated Balance Sheets as of September 30, 2018 (Unaudited) and December 31, 2017

(2) Interim Condensed Consolidated Statements of Operations (Unaudited) for the Three Months and Nine Months Ended September 30, 2018 and 2017

(3) Interim Condensed Consolidated Statement of Changes in Members’ Capital (Unaudited) for the Nine Months Ended September 30, 2018

(4) Interim Condensed Consolidated Statements of Cash Flows (Unaudited) for the Nine Months Ended September 30, 2018 and 2017

(5) Notes to Interim Consolidated Financial Statements (Unaudited)

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on March 21, 2019.

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Wallach	Chief Executive Officer and Manager	March 21, 2019
Daniel M. Wallach	(Principal Executive Officer)

/s/ Catherine Loftin	Chief Financial Officer	March 21, 2019
Catherine Loftin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth R. Summers**	Manager	March 21, 2019
Kenneth R. Summers

/s/ Eric A. Rauscher**	Manager	March 21, 2019
Eric A. Rauscher

**By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Attorney-in-Fact

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